Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 9, 2020 with respect to the audited financial statements of Novo Integrated Sciences, Inc. for the year ended August 31, 2020.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ SRCO Professional Corporation

Richmond Hill, Ontario, Canada June 8, 2021	CHARTERED PROFESSIONAL ACCOUNTANTS Authorized to practice public accounting by the Chartered Professional Accountants of Ontario